Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:
Timothy E. Morris	The Trout Group
Chief Financial Officer	Brian Korb
morris@vivus.com	bkorb@troutgroup.com
646-378-2923

PETER Y. TAM RESIGNS AS VIVUS PRESIDENT

MOUNTAIN VIEW, Calif., September 27, 2013 — VIVUS, Inc. (NASDAQ: VVUS; the “Company”) today announced that Peter Y. Tam will resign as president effective October 12, 2013.

During his 20 year tenure at VIVUS, Mr. Tam held a broad range of key management and leadership roles. He was directly responsible for the efforts to secure the rights, develop and gain approval for four of the Company’s products.

“We thank Peter for his invaluable contributions to VIVUS during two decades of successful service,” stated Seth Fischer, chief executive officer of VIVUS. “Among his many achievements, Peter completed the in-licensing of Qsymia and STENDRA, and led their subsequent development and approvals. We wish him every success in his future endeavors.”

“These accomplishments could not have been achieved without the great people at VIVUS who dedicated themselves to making this Company successful,” said Mr. Tam. “I believe that with Seth’s strong leadership and commercial acumen, VIVUS is well-positioned to maximize the potential of Qsymia and STENDRA.”

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the ability of VIVUS and its management to maximize the potential of Qsymia® (phentermine and topiramate extended-release) capsules CIV and STENDRA™ (avanafil). VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013 and by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission.